UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of Report (date of earliest event reported): May 5, 2004


                         VIDEOLOCITY INTERNATIONAL, INC.
                         -------------------------------
             (Exact Name of Registrant as Specified in its Charter)


           Nevada                    33-2310-D                  87-0429154
----------------------------      --------------            -------------------
(State or other jurisdiction       (Commission                (IRS Employer
    of incorporation)              File Number)             Identification No.)


                 1762-A Prospector Avenue, Park City, Utah 84060
                 -----------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



Registrant's Telephone Number, including Area Code:  (435) 615-8338

Item 9.  Regulation FD Disclosure.

Videolocity International, Inc. released the following information to its shareholders.


SALT LAKE CITY & PARK CITY, UTAH (BUSINESS WIRE) May 5, 2004

VIDEOLOCITY   INTERNATIONAL  INC.  ANNOUNCES:  NEW  STANDY  EQUITY  DISTRIBUTION
AGREEMENT

SALT LAKE CITY--(BUSINESS WIRE)--May 5, 2004-- Videolocity International Inc. (OTC BB: VCTY), Salt Lake City/Park City, Utah, announces the execution of a new standby equity distribution agreement between Videolocity International Inc. and Cornell Capital Partners, LP, a New Jersey-based domestic investment fund. The agreement was completed on May 3 2004.

Pursuant to the terms of the funding agreement with Cornell Capital, Videolocity has the right, but not the obligation, to require Cornell Capital to purchase shares of the company's common stock in amounts up to $1 million per month to a maximum of $20 million over the next 24 months. The equity draw-downs are entirely at Videolocity's discretion and the agreement does not require minimum draw-downs. The draw-downs are subject to an effective registration statement with the United States Securities and Exchange Commission covering the resale of the shares. The Company will be working with the law firm of Kirkpatrick & Lockhart to facilitate the filing of the registration statement.

Videolocity's Chief Executive Officer Robert Holt stated, " We greatly appreciate the continued support of Cornell Capital and believe that the Company is well positioned to take advantage of this valuable resource. This agreement provides us with the flexibility to control the timing and amount of draw-downs and; similar to the original agreement, it also allows us to effectively manage the growth strategy that includes commercial deployments and additional Research & Development."

About Videolocity

The Videolocity Digital Entertainment System(TM) (DES(TM)) delivers video on demand streaming at 1Mbps or less while achieving "like" DVD quality. In addition to video content viewing, the DES(TM) provides high-speed Internet access, digital music on demand, games, full Web surfing and a variety of e-commerce applications as well as customer specific informational and educational content.

The Videolocity DES(TM) can be deployed in closed network environments such as in hotels, timeshare condominiums, hospitals, and assisted living facilities, or over wide area networks serving intelligent communities, residences and PDAs. The system is currently adaptable to Wireless 802.11 WAN/LAN, Fiber, Satellite, Ethernet or DSL network architectures.

Videolocity currently offers Microsoft- and/or Linux-based solutions using standard protocols and equipment enhanced by the company's innovative proprietary technologies and methodologies. The flexible, highly customizable and fully scalable delivery platforms combined with advanced embedded software applications allow for full remote system upgrades and easy updates of content and/or system enhancements.

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



This release contains statements that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. Readers are cautioned not to put undue reliance on such forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including but not limited to: the development and/or acceptance of new products, the impact of competition on the company's products and/or pricing, and the success of the company's systems.


 ADDITIONAL INFORMATION: Investor Relations (435) 615-8338
                         or www.videolocity.com

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  May 05, 2004                      VIDEOLOCITY INTERNATIONAL, INC.


                                         By: /S/   ROBERT E. HOLT
                                             --------------------------
                                             Robert E. Holt, President





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